Exhibit 10.11(iii)

AMENDMENT 2014-1 TO THE
Barnes Group Inc. Supplemental Executive Retirement Plan
(as amended and restated as of April 1, 2012 and
as further amended July 23, 2013 by Amendment 2013-1)

THIS AMENDMENT 2014-1 is made by BARNES GROUP INC. (the "Company"), effective as of the date set forth below.

WHEREAS, the Company maintains the Barnes Group Inc. Supplemental Executive Retirement Plan (the "Plan"); and
WHEREAS, the Company wishes to amend the Plan to modify the definition of "Spouse"; and
WHEREAS, the Plan provides that the Plan may be amended from time to time.
NOW THEREFORE, the Plan is hereby amended as follows:
1.Effective as of June 26, 2013, Section 1.12 of the Plan is amended to read as follows:

"1.12 Spouse shall mean the individual to whom the Participant is legally married under the laws of the State in which the marriage was entered into.  After a Participant's death, his "Spouse" shall be the individual, if any, who met these criteria as of the date of the Participant's death.”
2.Except as specifically set forth above, the terms of the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment 2014-1 to be executed this 12th day of December, 2014.

BARNES GROUP INC.
By: /s/ DAWN N. EDWARDS
Dawn N. Edwards
Senior Vice President, Human Resources
and Chairperson, Benefits Committee